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                          Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103


April 5, 1999



Pulitzer Inc.
900 North Tucker Boulevard
St. Louis, Missouri 63101

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Pulitzer Inc., a Delaware corporation (the "Company"), relating to (i) 300,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued under the Pulitzer Inc. 1999 Employee Stock Purchase Plan,
(ii) 500,000 shares of Common Stock to be issued under the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan, and (iii) 3,000,000 shares of Common Stock to be issued under the Pulitzer Inc. 1999 Stock Option Plan (collectively, the "Plans").

                  As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock pursuant to the Plans, subject to the approval of the Plans by the stockholders of the Company, and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                                /s/  Fulbright & Jaworski L.L.P.